                                  EXHIBIT 12

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods as shown.


                                                            3/2002            2001              2000
                                                          --------------    -------------    --------------

Net Earnings                                            $    12,749,114   $   28,963,548   $    38,250,664

Fixed Charges:
     Interest on Indebtedness                                 6,674,487       25,360,505        26,913,436
     Amortization of Discount Relating to Indebtedness           28,225          107,200            93,600
     Amortization of Treasury Lock Gain                        (135,667)        (515,299)         (478,846)
     Amortization of Deferred Charges                           216,346          805,707           804,388
                                                          --------------    -------------    --------------
                                                              6,783,391       25,758,113        27,332,578

Net Earnings Before Fixed Charges                       $    19,532,505   $   54,721,661   $    65,583,242
                                                          ==============    =============    ==============

Divided by Fixed Charges
     Fixed Charges                                      $     6,783,391   $   25,758,113   $    27,332,578
     Capitalized and Deferred Interest                         (339,494)         451,624           646,897
                                                          --------------    -------------    --------------
                                                        $     6,443,897   $   26,209,737   $    27,979,475
                                                          ==============    =============    ==============

Ratio of Net Earnings to Fixed Charges                             3.03             2.09              2.34
                                                          ==============    =============    ==============


 Preferred Stock Dividends                              $     1,124,985   $            -   $             -
                                                          ==============    =============    ==============

 Combined Fixed Charges and Preferred Stock Dividends   $     7,568,882   $   26,209,737   $    27,979,475
                                                          ==============    =============    ==============

Ratio of Net Earnings to Combined Fixed Charges and
     Preferred Stock Dividends                                     2.58             2.09              2.34
                                                          ==============    =============    ==============


Advisor Acquisition Costs                               $             -   $   12,581,769   $     1,521,063
                                                          ==============    =============    ==============

Net Earnings After Advisor Acquisition Costs
     and Fixed Charges  (1)                             $    19,532,505   $   67,303,430   $    67,104,305
                                                          ==============    =============    ==============

Ratio of Net Earnings After Advisor
     Acquisition Costs to Fixed Charges  (1)                       3.03             2.57              2.40
                                                          ==============    =============    ==============


                                                                      1999              1998              1997
                                                                  --------------    --------------    --------------

Net Earnings                                                    $    35,311,517   $    32,441,198   $    30,384,643

Fixed Charges:
     Interest on Indebtedness                                        22,109,567        13,444,646        11,477,929
     Amortization of Discount Relating to Indebtedness                   55,758            15,244                 -
     Amortization of Treasury Lock Gain                                (245,388)                -                 -
     Amortization of Deferred Charges                                   723,310           710,491           825,014
                                                                  --------------    --------------    --------------
                                                                     22,643,247        14,170,381        12,302,943

Net Earnings Before Fixed Charges                               $    57,954,764   $    46,611,579   $    42,687,586
                                                                  ==============    ==============    ==============

Divided by Fixed Charges
     Fixed Charges                                              $    22,643,247   $    14,170,381   $    12,302,943
     Capitalized and Deferred Interest                                1,111,165         1,111,615           133,202
                                                                  --------------    --------------    --------------
                                                                $    23,754,412   $    15,281,996   $    12,436,145
                                                                  ==============    ==============    ==============

Ratio of Net Earnings to Fixed Charges                                     2.44              3.05              3.43
                                                                  ==============    ==============    ==============


 Preferred Stock Dividends                                      $             -   $             -   $             -
                                                                  ==============    ==============    ==============

 Combined Fixed Charges and Preferred Stock Dividends           $    23,754,412   $    15,281,996   $    12,436,145
                                                                  ==============    ==============    ==============

Ratio of Net Earnings to Combined Fixed Charges and
     Preferred Stock Dividends                                             2.44              3.05              3.43
                                                                  ==============    ==============    ==============


Advisor Acquisition Costs                                       $     9,824,172   $     5,501,343   $             -
                                                                  ==============    ==============    ==============

Net Earnings After Advisor Acquisition Costs
     and Fixed Charges  (1)                                     $    67,778,936   $    52,112,922   $    42,687,586
                                                                  ==============    ==============    ==============

Ratio of Net Earnings After Advisor
     Acquisition Costs to Fixed Charges  (1)                               2.85              3.41              3.43
                                                                  ==============    ==============    ==============

  (1)The Company's revolving line of credit and notes payable covenants provide for fixed charge coverage ratios to be calculated before Advisor Acquisiton Costs.